Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-48204, 333-126036, 333-149809, 333-210072, and 333-263461 on Form S-8 of our report dated January 10, 2025, relating to the financial statements of Hurco Companies, Inc. and the effectiveness of Hurco Company Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 31, 2024.

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/s/ Deloitte and Touche LLP

Indianapolis, Indiana
January 10, 2025